UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2006 (May 25, 2006)

The PBSJ Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30911	59-1494168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Northwest 107 Avenue, Miami, FL 33172

(Address of principal executive office)

Registrant’s telephone number, including area code (305) 514-3245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, The PBSJ Corporation (the “Company”) has been conducting an investigation, with the assistance of independent legal counsel and accounting advisors, of certain accounting irregularities and misappropriation of Company assets. Due to the potential misappropriation of assets, the Company’s overhead rate for the Texas Department of Transportation (“TxDOT”) was incorrectly stated. Following discovery, the Company notified TxDOT and has been cooperating to determine and repay any overpayments. On May 25, 2006, the Company was notified by TxDOT that it was temporarily suspended from contracting to perform any new services for TxDOT. In 2005 the Company’s revenue from TxDOT projects was approximately $43 million or approximately 8% of its total revenue. The suspension does not prohibit the Company from continuing its current projects for TxDOT; however, any prolonged suspension would have a material adverse effect on the Company.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

The PBSJ Corporation

By:	/s/ John B. Zumwalt, III
Name:	John B. Zumwalt, III
Title:	Chairman and CEO